Exhibit 23-3

                CONSENT OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Public Service Electric and Gas Company:

      We consent to the references to us under the headings "EXPERTS" and "LEGAL OPINIONS" in the Prospectus filed as a part of the Registration Statement relating to Mortgage Bonds to which this Consent is attached as an Exhibit.

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                      ------------------------------------------
                                          Ballard Spahr Andrews & Ingersoll, LLP

Philadelphia, Pennsylvania
August 23, 2002